State of Delaware
Secretary of State
Division of Corporations
Delivered 12:22 PM 12/03/2010
FILED 12:22 PM 12/03/2010
SRV 101145191 - 3242264 FILE

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF INCORPORATION OF

ORION POWER OPERATING SERVICES MIDWEST, INC.

Pursuant to Sections 242 and 228 of the General Corporation Law of the State of Delaware

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Orion Power Operating Services MidWest, Inc., a Delaware corporation (hereinafter called the "Corporation"), does hereby certify as follows:

FIRST: Article FIRST of the Corporation's Certificate of Incorporation is hereby amended to read in its entirety as set forth below:

> FIRST: The name of the corporation is GenOn Power Operating Services Midwest, Inc. (hereinafter the "Corporation").

SECOND: The foregoing amendment was duly adopted in accordance with Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be duly executed in its corporate name this 3rd day of December, 2010.

ORION POWER OPERATING SERVICES MIDWEST, INC.

By: [signature]
Name: Allison Cunningham
Title: Assistant Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 02/05/2003
030077803 - 3242264

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE AND OF REGISTERED AGENT

ORION POWER OPERATING SERVICES MIDWEST, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the "corporation") is ORION POWER OPERATING SERVICES MIDWEST, INC.

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on December 6, 2002.

/s/ Hugh Rice Kelly
Hugh Rice Kelly, Senior Vice President

CERTIFICATE OF MERGER
OF
ORION POWER OPERATING SERVICES MIDWEST, INC.
(a Maryland corporation)
INTO
ORION POWER OPERATING SERVICES MIDWEST, INC.
(a Delaware corporation)

(Under section 252 of the General
Corporation Law of the State of Delaware)

Orion Power Operating Services MidWest, Inc., a Delaware corporation, hereby certifies that:

FIRST: The name and state of incorporation of each of the constituent corporations are:

(a) Orion Power Operating Services MidWest, Inc., a Delaware corporation; and

(b) Orion Power Operating Services MidWest, Inc., a Maryland corporation.

SECOND: An agreement of merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by Orion Power Operating Services MidWest, Inc., a Delaware corporation, and by Orion Power Operating Services MidWest, Inc., a Maryland corporation, in accordance with the provisions of subsection (c) of Section 252 of the General Corporation Law of the State of Delaware.

THIRD: The name of the surviving corporation is Orion Power Operating Services MidWest, Inc.

FOURTH: The certificate of incorporation of Orion Power Operating Services MidWest, Inc., a Delaware corporation, shall be the certificate of incorporation of the surviving corporation.

FIFTH: The surviving corporation is a corporation of the State of Delaware.

SIXTH: The executed Merger Agreement is on file at the principal place of business of Orion Power Operating Services MidWest, Inc., a Delaware corporation, at 7 East Redwood Street, 10th Floor, Baltimore, Maryland 21202.

SEVENTH: A copy of the Merger Agreement will be furnished by Orion Power Operating Services MidWest, Inc., a Delaware corporation, on request and without cost, to any stockholder of Orion Power Operating Services MidWest, Inc., a Delaware corporation, or Orion Power Operating Services MidWest, Inc., a Maryland corporation.

EIGHTH: The authorized capital stock of each of the constituent corporations immediately prior to the merger was:

(a) Orion Power Operating Services MidWest, Inc., a Maryland corporation: 5,000 shares of common stock, all of which are of one class and without par value; and

(b) Orion Power Operating Services MidWest, Inc., a Delaware corporation: 100 shares of common stock, all of which are of one class and have a par value of $1.00 per share.

The authorized capital stock of Orion Power Operating Services MidWest, Inc., a Delaware corporation, immediately following the merger shall be 100 shares of common stock, all of which shall be of one class and have a par value of $1.00 per share.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, Orion Power Operating Services MidWest, Inc., a Delaware corporation, has caused this certificate to signed by its authorized officer on September 14, 2000.

ORION POWER OPERATING SERVICES MIDWEST, INC.,
a Delaware corporation

By: Jack A. Fusco
Name: Jack A. Fusco
Title: President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 06/12/2000
001295434 - 3242264

CERTIFICATE OF INCORPORATION

OF

ORION POWER OPERATING SERVICES MIDWEST, INC.

The undersigned, for the purposes of forming a corporation under the laws of the State of Delaware, does make, file and record this Certificate, and does certify that:

FIRST. The name of the corporation is Orion Power Operating Services MidWest, Inc. (the "Corporation").

SECOND. The address of its registered office in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901. The Registered Agent in charge thereof is National Registered Agents, Inc.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is one hundred (100) shares of Common Stock, $1.00 par value.

FIFTH. The name and mailing address of the sole incorporator are as follows:

Name	Mailing Address
Scott R. Campbell	Thelen, Reid & Priest LLP 101 Second Street, Suite 1800 San Francisco, CA 94105-3601

SIXTH. The board of directors of the Corporation is expressly authorized to adopt, amend or repeal the By-Laws of the Corporation.

SEVENTH. Elections of directors need not be by written ballot except and to the extent provided in the By-Laws of the Corporation.

EIGHTH. Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares at the time entitled to vote at an election of directors, whether or not the board of directors is classified as provided in subsection (d) of Section 141 of Title 8 of the Delaware Code.

NINTH. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except to the extent that such exemption from liability or limitation thereof is not permitted under the Delaware General Corporation Law as currently in effect or as the same may hereafter

be amended. No amendment, modification or repeal of this Article shall adversely affect any right or protection of a director that exists at the time of such amendment, modification or repeal.

TENTH. Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for the Corporation pursuant to the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation pursuant to the provisions of Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

Dated on this 9th day of June, 2000.

Scott R. Campbell, Sole Incorporator

SF #459074 v1